UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 9, 2012

Date of Report (Date of earliest event reported)

QUAKER CHEMICAL CORPORATION

(Exact name of Registrant as specified in its charter)

Commission File Number 001-12019

PENNSYLVANIA	No. 23-0993790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Quaker Park 901 E. Hector Street Conshohocken, Pennsylvania 19428
(Address of principal executive offices)
(Zip Code)

(610) 832-4000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07. Submission of Matters to a Vote of Security Holders.

Quaker Chemical Corporation’s (the “Company’s”) Annual Meeting of Shareholders was held on May 9, 2012 (the “2012 Annual Meeting”). As of March 9, 2012, the record date for the Company’s 2012 Annual Meeting, the holders of 984,554 shares of the Company’s common stock were entitled to cast ten votes for each share held and the holders of 11,963,886 shares of the Company’s common stock were entitled to cast one vote for each share held, for a total of 21,809,426 votes.

After the inclusion of additional votes by shareholders claiming ten for one voting rights, shareholders present in person or by proxy at the 2012 Annual Meeting were entitled to cast 28,667,031 votes. Set forth below are the matters acted upon by the shareholders at the 2012 Annual Meeting and the final voting results of each such proposal.

Proposal No. 1 – Election of Directors

The shareholders elected three directors to serve a three-year term until the 2015 annual meeting of shareholders and until their respective successors are elected and qualified. The results of the vote were as follows:

Directors	For	Withhold	Broker Non-Votes

Donald R. Caldwell	27,127,166	343,964	1,195,901
William R. Cook	27,310,170	160,960	1,195,901
Jeffry D. Frisby	27,158,074	313,056	1,195,901

Proposal No. 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm for Fiscal Year 2012

The shareholders voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2012. The results of the vote were as follows:

For	Against	Abstain

28,502,739	146,800	17,492

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION Registrant

Date: May 11, 2012	By:	/s/ D. Jeffry Benoliel
D. Jeffry Benoliel Vice President – Metalworking and Fluid Power and Corporate Secretary

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